UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported):

January 18, 2006

Modine Manufacturing Company
Exact name of registrant as specified in its charter

Wisconsin	1-1373	39-0482000
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant s telephone number, including area code:	(262) 636-1200

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

ITEM 1.01.     Entry into a Material Definitive Agreement

SIGNATURE

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01.     Entry into a Material Definitive Agreement

Chief Executive Officer Compensation. The Modine Manufacturing Company Board of Directors voted to increase the percentage of salary the Company’s Chief Executive Officer would be paid as an annual bonus from 75% to 85% in the event the Company achieves its Target Return on Assets Employed (“ROAE”) of 8%.

The Company maintains the Modine Management Incentive Plan. The Management Incentive Plan is our annual cash bonus plan. One corporate financial measure is used for all participants. Using one measure fosters cooperation among our divisions and plants and keeps managers focused on the performance of the corporation overall.

The plan has a short term focus (one year) and is based on the fiscal results of the Company using the ROAE measure. ROAE is determined by dividing net earnings by average net assets. Modine moved to this measure from a Return on Equity measure several years ago when we first focused on Value Based Management. ROAE drives performance by focusing the organization on asset utilization, working capital management and earnings improvement.

Overall Company performance is the key component in determining bonuses and bonus increases. Cash bonuses increase in a linear fashion with the Company's ROAE. The incentive is set at a percentage of base salary and the incentive levels are greater for more highly compensated officers to reflect the level of responsibility of the executive.

The Modine ROAE Performance Schedule is as follows: to earn the Threshold bonus, the Company must achieve ROAE of 4%; to earn the Target bonus, the Company must achieve ROAE of 8%; and to earn the Maximum bonus, the Company must achieve ROAE of 16%. The percentage of base pay paid as a bonus under the MIP varies based upon job responsibility with the Company having eight levels with increasing percentage of salary earned as a bonus with increasing levels of job responsibility. If the Company achieves the Threshold ROAE (4%), an initial level participant in the MIP would receive 3% of his or her salary with levels increasing to 37.5% of salary as a bonus for the CEO. If the Company achieves the Target ROAE (8%), an initial level participant in the MIP would receive 6% of his or her salary and the CEO 85% and if the Maximum ROAE (16%) is achieved, an initial level participant in the MIP would receive 12% of his or her salary and the CEO would receive 150%. For ROAE between the Threshold and the Maximum, the percentage of salary that may be earned as a bonus increases with each 100th% change in ROAE.

Director Compensation. The Modine Manufacturing Company Board of Directors voted to increase (1) the annual retainer for non-employee directors from $25,000 to $35,000; (2) the Audit Committee chair retainer from $4,000 to $10,000; and (3) other board committees’ chair retainer from $4,000 to $5,000. The Board also voted to change the form and timing of equity grants from the current stock awards issued every three years in conjunction with election or re-election to annual grants of stock. The changes are effective as of January 18, 2006.

As a result of this Board Action, the Board compensation is as follows:

Employees of Modine do not receive any compensation for serving on the Modine board. Non-employee directors, including the Lead Director, receive the following:

● a retainer fee of $8,750 per quarter;

● $1,750 for each Board meeting attended;

● $1,500 for each committee meeting attended;

●
a retainer fee of $5,000 per year for acting as Chair of the Officer Nomination & Compensation, Pension and Corporate Governance and Nominating committees and a retainer fee of $10,000 per year for acting as Chair of the Audit Committee;

●	reimbursement for travel, lodging, and related expenses incurred in attending meetings; and

● travel-accident and director and officer liability insurance.

On July 20, 2005, the Company’s shareholders approved the amendment and restatement of the 2000 Stock Option Plan for Non-Employee Directors which is now named the Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors (the “Amended Directors’ Plan”). The Amended Directors’ Plan, which was adopted by the Board of Directors on March 16, 2005 subject to shareholder approval, gives discretion to the Board or a committee of the Board to grant stock options and stock awards to non-employee directors.

The Amended Directors’ Plan is administered by the Board or by the Officer Nomination & Compensation Committee of the Board (the “Committee”).

The Committee, at its meeting in March 2005, approved, subject to the approval of the Amended Directors’ Plan by the shareholders, the grant of unrestricted stock awards to the three directors elected or re-elected at the annual meeting. The Committee determined that the award for fiscal 2006 would equal $38,000 a year for each of the years in the term to which the director has been elected or re-elected. Therefore, the dollar value of the shares of unrestricted stock that each non-employee director would receive on the date of the annual meeting at which he or she is elected or re-elected is $114,000. The number of shares of unrestricted stock would equal $114,000 divided by the closing market price of the Company’s common stock on the date of award. On July 20, 2005, Ms. Williams, Dr. Incropera and Mr. Martin received a grant of 9,900 shares of stock.

Any member of the Board of Directors who is not an employee or officer of the Company or any subsidiary of the Company is eligible to participate in the Amended Directors’ Plan.

Stock options consist of nonqualified stock options to purchase shares of the Company’s common stock. The Committee, among other things, establishes the number of shares subject to the option, the time or times at which options may be exercised and whether all of the options may be exercisable at one time or in increments over time. The option price will not be less than the closing market price of the Company’s common stock on the date of the grant. A stock option may be exercised in whole at any time or in part from time to time.

The Board or the Committee, as applicable, has broad discretionary authority to set the terms of awards of stock under the Amended Directors’ Plan. Shares granted under the Amended Directors’ Plan may or may not be subject to restrictions as determined by the Committee. Participants will receive all dividends on, and will have all voting rights with respect to, such shares.

There were originally 500,000 shares of Company common stock reserved for issuance under the 2000 Directors’ Plan and 258,000 shares remain available for the grant of awards under the Amended Directors’ Plan. Management does not propose any change to the number of shares available for the grant of awards under the Amended Directors’ Plan. Shares subject to awards that lapse become available again for award under the plan.

In the event the Company at any time changes the number of issued shares of common stock without new consideration to the Company (by way of stock dividends, stock splits, or similar transactions), the total number of shares reserved for issuance under the Amended Directors’ Plan and the number of shares covered by each outstanding award will be adjusted so that the aggregate consideration payable to the Company, if any, and the intrinsic value of each such award will not be changed.

Awards may also contain provisions for their continuation, acceleration, immediate vesting, or for other equitable adjustments after changes in the common stock resulting from the reorganization, sale, merger, consolidation, dissolution, liquidation, changes in control or similar occurrences.

The term of the Amended Directors’ Plan expires on May 16, 2010. No award may be granted after that date. No award made under the Amended Directors’ Plan may have a term of more than ten years from the date of grant or award and an award will terminate no later than three years after termination of director status for any reason other than death.

The Board or the Committee may amend, alter or discontinue the Amended Directors’ Plan but no such action may be made that will impair prior grants or rights of a director without his or her consent or, if material, be made without shareholder approval.

From July 1, 2000 to July 2004, directors of the Company who are not employees participated in the 2000 Stock Option Plan for Non-Employee Directors (the "2000 Directors' Plan") which authorized the grant of non-qualified stock options through May 16, 2010, exercisable for up to 500,000 shares of common stock. These options are granted at 100% of the fair market value of the common stock on the grant date. The options expire no later than ten years after the grant date and terminate no later than three years after termination of director status for any reason other than death. Within 30 days after election and each re-election to the Board, each non-employee director so elected or re-elected was automatically granted an option for the number of shares equal to the product of 6,000 times the number of years in the term to which such director was so elected or re-elected. The 2000 Directors' Plan may be administered by the Board or by a committee of two or more directors of the Company if deemed necessary or advisable in order to comply with the exemptive rules promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934. Neither the Board nor any such committee has authority to administer the 2000 Directors' Plan with respect to the selection of participants under such plan or the timing, pricing, or amount of any grants.

Prior to July 1, 2000, directors of the Company who were not employees were eligible to participate in the 1994 Stock Option Plan for Non-Employee Directors (the "1994 Directors' Plan") which authorized the grant of non-qualified stock options through July 20, 2004, exercisable for up to 500,000 shares of common stock. These options were granted at 100% of the fair market value of the stock on the grant date and expire no later than ten years after the grant date and terminate no later than three years after termination of director status for any reason other than death. Within 30 days after election or re-election to the Board, each director so elected or re-elected was automatically granted an option for the number of shares equal to the product of 5,000 times the number of years in the term to which such director had been so elected or re-elected. The 1994 Directors' Plan was administered by the Board or by a committee of two or more directors of the Company if deemed necessary or advisable in order to comply with the exemptive rules promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934. Neither the Board nor any such committee had authority to administer the 1994 Directors' Plan with respect to the selection of participants under the plan or the timing, pricing, or amount of any grants. The 1994 Directors' Plan was terminated at the end of June 2000 and no additional grants have been made since that time.

The Board of Directors adopted the Modine Manufacturing Company Director Emeritus Retirement Plan (the "Director Emeritus Retirement Plan") pursuant to which any person, other than an employee of the Company, who is or becomes a director of Modine on or after April 1, 1992, and who retires from the Board will be paid a retirement benefit equal to the annualized sum directors are being paid for their service to the Company as directors (including Board meeting attendance fees but excluding any applicable committee attendance fees) as in effect at the time such director ceases his or her service as a director. The retirement benefit continues for a duration equal to the duration of the director's Board service. If a director dies before retirement or after retirement during such period, his or her spouse or other beneficiary will receive the applicable retirement benefit. In the event of a change in control (as defined in the Director Emeritus Retirement Plan) of Modine, each eligible director, or his or her spouse or other beneficiary entitled to receive a retirement benefit through him or her, would be entitled to receive a lump-sum payment equal to the present value of the total of all benefit payments that would otherwise be payable under the Director Emeritus Retirement Plan. The retirement benefit is not payable if the director directly or indirectly competes with the Company or if the director is convicted of fraud or a felony and such fraud or felony is determined by disinterested members of the Board of Directors to have damaged Modine. Effective July 1, 2000, the Director Emeritus Retirement Plan was frozen with no further benefits accruing under it. All eligible directors who retired prior to July 1, 2000 continue to receive benefits pursuant to the Director Emeritus Retirement Plan. All current directors eligible for participation accrued pension benefits pursuant to the Director Emeritus Retirement Plan until July 1, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ D.B. Rayburn
D. B. Rayburn President and Chief Executive Officer

By: /s/ D.R. Zakos
D. R. Zakos Vice President, General Counsel and Secretary

Date: January 24, 2006